Exhibit 8.1

January 18, 2012

Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057

Re:           Vanguard Natural Resources, LLC Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof and to which this opinion is an exhibit.  The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company and certain selling unitholder listed in the Registration Statement, from time to time, pursuant to Rule 415 of the Securities Act, of:

(1)  common units representing membership interests in the Company;

(2)  debt securities of the Company and/or its operating entities (the “Debt Securities”); and

(3)  guarantees of the Debt Securities by certain subsidiaries of the Company listed in the Registration Statement.

In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Prospectus, qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Company  included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com